Exhibit 99.1

Hemisphere Media Announces First Quarter 2014 Financial Results

MIAMI—(May 7, 2014) —Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, today announced financial results for the first quarter ended March 31, 2014.

Alan Sokol, CEO of Hemisphere, stated, “We achieved solid revenue and EBITDA growth during the first quarter, with increases in all of our key revenue streams.  This is a result of the continued strong performance of all of our networks, highlighted by double digit ratings growth at WAPA PR, and the attractiveness of the Hispanic market to advertisers and pay-TV distributors. We also grew our portfolio with the addition of three market-leading and highly complementary networks acquired on April 1, 2014 (the “Cable Networks Acquisition”).  We are moving aggressively to grow these networks by expanding their subscriber base and advertising revenue to drive real value creation.”

On April 4, 2013, Hemisphere completed a series of mergers pursuant to which InterMedia Español Holdings, LLC, (“WAPA”), and Cine Latino, Inc. (“Cinelatino”) became indirect, wholly owned subsidiaries of Hemisphere (the “Transaction”).  WAPA was the accounting acquirer and predecessor, whose historical results became the historical results of Hemisphere.

Net revenues for the three months ended March 31, 2014 were $21.0 million, an increase of 55%, compared to net revenues of $13.5 million for the same period in 2013. This increase is primarily a result of the inclusion in the current quarter of the net revenues of Cinelatino which was not included in the prior year’s quarter, as well as growth in net revenues at WAPA.  Pro forma for the Transaction occurring on January 1, 2013, net revenues increased by $1.4 million, or 7%, due to growth in retransmission and subscriber fees and advertising revenue.

Operating expenses were $17.3 million for the three months ended March 31, 2014, an increase of 27% from operating expenses of $13.6 million for the same period in 2013.  This increase was primarily due to the inclusion in the current quarter of Cinelatino’s operating expenses, corporate overhead, amortization of intangibles created in connection with the Transaction and stock-based compensation in the operating results, all of which were not included in the prior year’s quarter, offset in part by lower transaction costs incurred in the current quarter in connection with the Cable Networks Acquisition as compared to transaction costs incurred in connection with the Transaction in the prior year’s quarter.  Additionally, expenses at WAPA increased in large part due to a full quarter of production costs for two daily series on both WAPA PR and WAPA America that were launched during the first and second quarters of 2013, and which were not fully reflected in the prior year’s first quarter.  The increase in production costs in the current quarter was anticipated.

Net income was $0.2 million for the three months ended March 31, 2014, an increase of $0.8 million compared to a net loss of $0.5 million for the same period in 2013.

Adjusted EBITDA increased $3.8 million, or 90%, to $8.0 million for the three months ended March 31, 2014.  This increase in the quarter was due to the inclusion of Cinelatino’s operating results in the current quarter, offset in part by the incurrence of corporate overhead.  Pro forma for the inclusion of the operating results of Cinelatino and corporate overhead in the three month period ended March 31, 2013, Adjusted EBITDA increased 7%.

The following tables set forth the Company’s financial performance for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013
Net revenues	$20,951	$13,495
Operating Expenses:
Cost of revenues	7,598	5,856
Selling, general and administrative	6,881	3,429
Depreciation and amortization	2,578	1,010
Other expenses	249	3,292
(Gain) loss on disposition of assets	(2)	25
Total operating expenses	17,304	13,612
Operating income (loss)	3,647	(117)

Other Expenses:
Interest expense, net	(2,907)	(759)
Other expense, net	—	(12)
	(2,907)	(771)
Income (loss) before income taxes	740	(888)

Income tax (expense) benefit	(492)	363
Net income (loss)	$248	$(525)

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$248	$(525)
Income tax expense (benefit)	492	(363)
Other expenses, net	2,907	771
(Gain) loss on disposition of assets	(2)	25
Depreciation and amortization	2,578	1,010
Stock-based compensation	1,514	—
EBITDA	7,737	918
Transaction and other non-recurring expenses	249	3,292
Adjusted EBITDA	$7,986	$4,210

The below reconciliation gives pro forma effect to include Cinelatino in the first quarter of 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013
Reconciliation of pro forma net income (loss) to pro forma Adjusted EBITDA:
Pro forma net income (loss) (1)	$248	$(1,702)
Income tax expense	492	458
Other expenses, net	2,907	1,775
(Gain) loss on disposition of assets	(2)	25
Depreciation and amortization	2,578	2,592
Stock-based compensation	1,514	—
EBITDA	7,737	3,148
Transaction and other non-recurring expenses	249	5,360
Corporate overhead (2)	—	(1,046)
Pro forma adjusted EBITDA	$7,986	$7,462

(1) Pro forma net income (loss) for 2013 reflects incremental amortization expense and write-off of deferred loan costs in connection with the final accounting for the Transaction.  This adjustment did not impact pro forma adjusted EBITDA.

(2) Corporate overhead for the three months ended March 31, 2014 is included in SG&A and thus reflected in net income for the 2014 period.

Non-GAAP Reconciliations

Within Hemisphere’s first quarter 2014 press release, Hemisphere makes reference to certain non-GAAP financial measures such as “EBITDA” and “Adjusted EBITDA.” Whenever such information is presented, Hemisphere has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why Hemisphere’s management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Hemisphere’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Conference Call

Hemisphere will conduct a conference call to discuss its third quarter financial results at 10:00AM ET on Wednesday, May 7, 2014. A live broadcast of the conference call will be available online via the company’s Investor Relations website located at http://ir.hemispheretv.com/. Alternatively, interested parties can access the conference call by dialing (866) 700-5192, or from outside the United States at (617) 213-8833, at least five minutes prior to the start time. The conference ID for the call is 20211629.

A replay of the call will be available beginning at approximately 2:00PM Eastern Time May 7 by dialing (888) 286-8010, or from outside the United States by dialing (617) 801-6888. The conference ID for the replay is 79186200. The replay will be archived for 30 days on the investor relations section of www.hemispheretv.com.

Forward-Looking Statements

This press release may contain certain statements about Hemisphere that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements.. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ:HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida.  As of April 1, 2014, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico. Hemisphere’s networks consist of:

•                  Cinelatino, the leading Spanish-language movie channel distributed in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.

•                  WAPA PR, Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA PR produces more than 65 hours per week of top-rated news and entertainment programming.

•                  WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA PR.

•                  Pasiones, dedicated to showcasing the most popular telenovelas and drama series, distributed in the U.S. and Latin America.

•                  Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America.

•                  TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic.

Contacts

Hemisphere Media Group, Inc.

Robin Weinberg/Patrick Scanlan, 212-687-8080